CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Target Portfolio Trust of our report dated September 19, 2022, relating to the financial statements and financial highlights, which appears in PGIM Core Bond Fund's Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York September 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Target Portfolio Trust of our report dated September 16, 2022, relating to the financial statements and financial highlights, which appears in PGIM Corporate Bond Fund's Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York September 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Target Portfolio Trust of our report dated September 16, 2022, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Small-Cap Value Fund's Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York September 26, 2022